UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2021

Hoth Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38803	82-1553794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1 Rockefeller Plaza, Suite 1039
New York, New York 10020
(Address of principal executive offices, including ZIP code)

(646) 756-2997
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	HOTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2021, Hoth Therapeutics, Inc. (the “Company”) entered into an amendment (the “Knie Amendment”) to the amended and restated employment agreement by and between the Company and Robb Knie dated February 20, 2019 (as amended, the “Amended and Restated Employment Agreement”) pursuant to which Mr. Knie’s (i) base salary will increase to $450,000 per year effective as July 1, 2021 and (ii) the annual bonus Mr. Knie shall be entitled to receive will increase to $350,000 effective as July 1, 2021, which annual bonus may be increased by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”), in its sole discretion, upon the achievement of additional criteria established by the Compensation Committee from time to time (the “Annual Bonus”). In addition, pursuant to the Knie Amendment, upon termination of Mr. Knie’s employment for death or Total Disability (as defined in the Amended and Restated Employment Agreement), in addition to any accrued but unpaid compensation and vacation pay through the date of his termination and any other benefits accrued to him under any Benefit Plans (as defined in the Amended and Restated Employment Agreement) outstanding at such time and the reimbursement of documented, unreimbursed expenses incurred prior to such termination date (collectively, the “Knie Payments”), Mr. Knie shall be entitled to the following severance benefits: (i) 24 months of his then base salary; (ii) if Mr. Knie elects continuation coverage for group health coverage pursuant to COBRA Rights (as defined in the Amended and Restated Employment Agreement), then for a period of 24 months following Mr. Knie’s termination he will be obligated to pay only the portion of the full COBRA Rights cost of the coverage equal to an active employee’s share of premiums (if any) for coverage for the respective plan year; and (iii) payment on a pro-rated basis of any Annual Bonus or other payments earned in connection with any bonus plan to which Mr. Knie was a participant as of the date of his termination (together with the Knie Payments, the “Knie Severance”). Furthermore, pursuant to the Knie Amendment, upon Mr. Knie’s termination (i) at his option (A) upon 90 days prior written notice to the Company or (B) for Good Reason (as defined in the Amended and Restated Employment Agreement), (ii) termination by the Company without Cause (as defined in the Amended and Restated Employment Agreement) or (iii) termination of Mr. Knie’s employment within 40 days of the consummation of a Change in Control Transaction (as defined in the Amended and Restated Employment Agreement), Mr. Knie shall receive the Knie Severance; provided, however, Mr. Knie shall be entitled to a pro-rated Annual Bonus of at least $200,000. In addition, any equity grants issued to Mr. Knie shall immediately vest upon termination of Mr. Knie’s employment by him for Good Reason or by the Company at its option upon 90 days prior written notice to Mr. Knie, without Cause.

On June 25, 2021, the Company entered into an amendment (the “Johns Amendment”) to the employment agreement by and between the Company and Stefanie Johns dated August 28, 2020, as amended on January 29, 2021, pursuant to which Ms. Johns’ base salary will increase to $265,000 per year effective as of July 1, 2021.

On June 25, 2021, the Company entered into an amendment (the “Springer Amendment”) to the amended and restated employment agreement by and between the Company and Jane H. Springer dated November 12, 2019 pursuant to which Mrs. Springer’s base salary will increase to $200,000 per year effective as of July 1, 2021.

The foregoing descriptions of the Knie Amendment, the Johns Amendment and the Springer Amendment do not purport to be complete and are subject to, and qualified in their entirety by reference to the full text of the Knie Amendment, the Johns Amendment and the Springer Amendment, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

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Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 24, 2021, the Company held its 2021 annual meeting of shareholders (the “Annual Meeting”). A total of 12,661,865 shares of common stock constituting a quorum were represented virtually in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting, as set forth in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on May 7, 2021, are as follows:

Proposal 1. At the Annual Meeting, the terms of all current members of the Company’s board of directors expired. All of the five nominees for director were elected to serve until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the five directors were as follows:

Directors	For	Against	Abstentions	Broker Non-Votes
Robb Knie	6,547,352	510,929	119,320	5,484,264
Vadim Mats	6,414,347	641,766	121,488	5,484,264
David Sarnoff	6,463,810	592,762	121,029	5,484,264
Graig Springer	6,403,231	651,259	123,111	5,484,264
Wayne Linsley	6,578,878	476,599	122,124	5,484,264

Proposal 2. At the Annual Meeting, the shareholders approved  the ratification of the appointment of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The result of the votes to approve Withum was as follows:

For	Against	Abstain	Broker Non-Votes
12,315,566	207,249	139,050	0

Proposal 3. At the Annual Meeting, the shareholders approved an amendment to the Hoth Therapeutics, Inc. 2018 Equity Incentive Plan (the “2018 Pan”) to increase the number of shares reserved for issuance thereunder to 3,671,926 shares from 1,671,926 shares. The result of the votes to approve the amendment to the 2018 Plan was as follows:

For	Against	Abstain	Broker Non-Votes
5,690,815	1,347,140	139,646	5,484,264

Item 8.01	Other Events.

On June 28, 2021, the Company issued a press release announcing results from the AD001 Cohort 1 of the Phase 1b clinical trial of BioLexa for the treatment of atopic dermatitis. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1+	First Amendment to the Amended and Restated Employment Agreement between Hoth Therapeutics, Inc. and Robb Knie dated June 25, 2021
10.2+	Second Amendment to the Employment Agreement between Hoth Therapeutics, Inc. and Stefanie Johns dated June 25, 2021
10.3+	First Amendment to the Amended and Restated Employment Agreement between Hoth Therapeutics, Inc. and Jane Springer dated June 25, 2021
99.1	Press Release dated June 28, 2021

+	Indicates a management contract or any compensatory plan, contract or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2021	Hoth Therapeutics, Inc.

/s/ Robb Knie
Robb Knie
Chief Executive Officer

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